Exhibit 95
Mine Safety Disclosures

The Company owned or operated mines during the year ended December 31, 2020. The Financial Reform Act ("Dodd-Frank") requires us to disclose in our periodic reports filed with the SEC, specific information about each of our mines comprised of notices, violations, and orders1 made by the Federal Mine Safety and Health Administration pursuant to the Federal Mine Safety and Health Act of 1977.
The following table is a summary of the reportable information required for our mines that operated during the year ended December 31, 2020:

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)		Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Asa (4104399)	—	—	—	—	—	$—	2	—	No	No	—	—	—
Belton (4101043)	—	—	—	—	—	$123		—	No	No	—	—	—
Cottonwood (4104553)	—	—	—	—	—	$123		—	No	No	—	—	—
Kimball Bend (4105462)	1	—	—	—	—	$802		—	No	No	—	—	—
Kopperl (4104450)	—	—	—	—	—	$—		—	No	No	—	—	—
Malloy Bridge (4102946)	—	—	—	—	—	$123		—	No	No	—	—	—
Paradise (4103253)	—	—	—	—	—	$135		—	No	No	—	—	—
Anacoco (1600543)	—	—	—	—	—	$246		—	No	No	—	—	—
Indian Village (1600348)	—	—	—	—	—	$—		—	No	No	—	—	—
Rye (4102547)	—	—	—	—	—	$—		—	No	No	—	—	—
Pearl River (1601334)	—	—	—	—	—	$738		—	No	No	—	—	—
Eaves Loop (1601589)	—	—	—	—	—	$—		—	No	No	—	—	—
Moody (4105204)	—	—	—	—	—	$246		—	No	No	—	—	—
Cameron 1336 (1) (4104482)	—	—	—	—	—	$246		—	No	No	—	—	—
Cameron 1336 (2) (4104551)	—	—	—	—	—	$—		—	No	No	—	—	—
Cameron 1336 (3) (4105234)	—	—	—	—	—	$123		—	No	No	—	—	—
ACG Materials Bouse Junction (3401828)	2	—	—	—	—	$1,108	2	—	No	No	—	—	—
ACG Materials Diamond (3401660)	1	—	—	—	—	$234		—	No	No	—	—	—
ACG Materials Diamond North (3401977)	—	—	—	—	—	$123		—	No	No	—	—	—
ACG Materials Shamrock (4104758)	—	—	—	—	—	$123		—	No	No	—	—	—
Adams Claim (2600668)	1	—	—	—	—	$1,613		—	No	No	—	—	—
Harrison Gypsum #2 (3401364)	—	—	—	—	—	$—		—	No	No	—	—	—

1	Significant and Substantial (S&S) citations are reported on this form. Non-S&S citations are not reported on this form but any assessments resulting from non-S&S citations are reported.
2	Proposed penalty amounts are pending regarding non-S&S citation(s) issued during the reporting period.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Harrison Gypsum #5 (3401964)	2	—	—	—	—	$904	—	No	No	—	—	—
Ludwig (2602775)	—	—	—	—	—	$—	—	No	No	—	—	—
ACG Ainsworth (4105117)	—	—	—	—	—	$246	—	No	No	—	—	—
ACG Garrett (4105169)	—	—	—	—	—	$492	—	No	No	—	—	—
ACG Bruni Pit (4105454)	—	—	—	—	—	$123	—	No	No	—	—	—
ACG Mentone Pit (4105458)	—	—	—	—	—	$—	—	No	No	—	—	—
ACG Ft Stockton (4104943)	—	—	—	—	—	$369	—	No	No	—	—	—
ACG Materials Orla LLC (4104958)	5	—	—	—	—	$2,938	—	No	No	—	—	—
ACG Stanton (4105067)	—	—	—	—	—	$123	—	No	No	—	—	—
Dilley Pit (4104879)	—	—	—	—	—	$123	—	No	No	—	—	—
Midkiff (4104913)	—	—	—	—	—	$—	—	No	No	—	—	—
McCamey Pit (4105507)	—	—	—	—	—	$—	—	No	No	—	—	—
Seven Points (4104495)	—	—	—	—	—	$—	—	No	No	—	—	—
J A Jack & Sons (4503239)	5	—	—	—	—	$2,961	—	No	No	—	—	—
KRMI Quarry (4503363)	12	—	—	—	—	$22,573	—	No	No	—	—	—
Marianna Quarry (0801267)	1	—	—	—	—	$666	—	No	No	—	—	—
Wills Point (4104113)	—	—	—	—	—	$—	—	No	No	—	—	—
Wills Point Lester (4104071)	—	—	—	—	—	$—	—	No	No	—	—	—
Boulder (0504415)	—	—	—	—	—	$—	—	No	No	—	—	—
Brooklyn (1200254)	8	—	—	—	—	$4,989	—	No	No	—	—	—
Brooks (1500187)	1	—	—	—	—	$570	—	No	No	—	—	—
Erwinville (1600033)	2	—	—	—	—	$2,304	—	No	No	—	—	—
Frazier Park (0400555)	1	—	—	—	—	$544	—	No	No	—	—	—
Livingston (0100034)	—	—	—	—	—	$369	—	No	No	—	—	—
Streetman (4101628)	1	—	—	—	—	$1,129	—	No	No	—	—	—